Exhibit 99.1

Mineralys Therapeutics Completes Target Enrollment in Pivotal Advance-HTN Trial of Lorundrostat for the Treatment of Hypertension
– On track to announce topline data in Q1 2025 –
– Virtual KOL event scheduled on October 30th to discuss the unmet need in hypertension, as well as a review of the ongoing pivotal clinical program for lorundrostat in hypertension –
RADNOR, PA – September 25, 2024 – Mineralys Therapeutics, Inc. (Nasdaq: MLYS), a clinical-stage biopharmaceutical company focused on developing medicines to target hypertension, chronic kidney disease (CKD) and other prevalent cardiovascular diseases driven by dysregulated aldosterone, today announced that it has achieved the enrollment target of 261 subjects in the pivotal Advance-HTN trial evaluating the efficacy and safety of lorundrostat for the treatment of uncontrolled hypertension (uHTN) or resistant hypertension (rHTN), when used as an add-on therapy to a standardized background treatment of two or three antihypertensive medications. Additional subjects currently in the screening or the run-in phase for Advance-HTN may be enrolled over the next several weeks. The Company continues to expect to announce topline data in the first quarter of 2025.
“We are excited to achieve target enrollment in our pivotal Advance-HTN trial. It is our goal to provide meaningful improvement in cardiovascular risk for people struggling to achieve their optimal blood pressure level,” stated David Rodman, MD, Chief Medical Officer of Mineralys Therapeutics. “We are hopeful that lorundrostat will continue to show promise for the treatment of hypertension as observed in our previous trial. We wish to thank the participating trial investigators and subjects for their enthusiasm and commitment to the development program for lorundrostat.”
The Advance-HTN trial (NCT05769608) is a randomized, double-blind, placebo-controlled Phase 2 clinical trial to evaluate the efficacy and safety of lorundrostat for the treatment of uHTN or rHTN, when used as an add-on therapy to a standardized background treatment of two or three antihypertensive medications in adult subjects. Subjects who meet screening criteria will have their existing hypertension medications discontinued and start on a standard regimen of an angiotensin II receptor blocker (ARB) and a diuretic, if previously on two medications, or a standard regimen of ARB, diuretic and calcium channel blocker if previously on three to five medications. Subjects who remain hypertensive despite the standardized regimen are then randomized into three cohorts and treated for twelve weeks: lorundrostat 50 mg QD, lorundrostat 50 mg QD, and an option to titrate to 100 mg QD at week four based on defined criteria or placebo.

KOL Event Details
The Company will host a virtual KOL event for investors on Wednesday, October 30, 2024 at 10:00 am ET. To register for the event, click here (https://lifescievents.com/event/mineralystx/). This event will provide expert perspectives on the currently available treatment options for uHTN and rHTN, as well as a review of the ongoing pivotal clinical program for lorundrostat.
About Hypertension
Having sustained, elevated blood pressure (or hypertension) increases the risk of heart disease, heart attack and stroke, which are leading causes of death in the U.S. In 2020, more than 670,000 deaths in the U.S. included hypertension as a primary or contributing cause. Hypertension and related health issues resulted in an average annual economic burden of about $130 billion each year in the U.S., averaged over 12 years from 2003 to 2014.
Less than 50 percent of hypertension patients achieve their blood pressure goal with currently available medications. Dysregulated aldosterone levels are a key factor in driving hypertension in approximately 25 percent of all hypertensive patients.
About Lorundrostat
Lorundrostat is a proprietary, orally administered, highly selective aldosterone synthase inhibitor being developed for the treatment of uHTN and CKD. Lorundrostat was designed to reduce aldosterone levels by inhibiting CYP11B2, the enzyme responsible for its production. Lorundrostat has 374-fold selectivity for aldosterone-synthase inhibition versus cortisol-synthase inhibition in vitro, an observed half-life of 10-12 hours and demonstrated approximately a 70% reduction in plasma aldosterone concentration in hypertensive subjects.
In a Phase 2, proof-of-concept trial (Target-HTN) in uncontrolled or resistant hypertensive subjects, once-daily lorundrostat demonstrated clinically meaningful blood pressure reduction in individuals with uHTN, in both automated office blood pressure measurement and 24-hour ambulatory blood pressure monitoring. Adverse events observed were a modest increase in serum potassium, decrease in estimated glomerular filtration rate, urinary tract infection and hypertension with one serious adverse event possibly related to study drug being hyponatremia.
About Mineralys
Mineralys Therapeutics is a clinical-stage biopharmaceutical company focused on developing medicines to target hypertension, CKD and other diseases driven by dysregulated aldosterone. Its initial product candidate, lorundrostat, is a proprietary, orally administered, highly selective aldosterone synthase inhibitor that Mineralys Therapeutics is developing for cardiorenal conditions affected by dysregulated aldosterone, including hypertension and CKD. Mineralys is based in Radnor, Pennsylvania, and was founded by Catalys Pacific. For more information, please visit https://mineralystx.com. Follow Mineralys on LinkedIn and Twitter.

Forward Looking Statements
Mineralys Therapeutics cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to, statements regarding: the potential therapeutic benefits of lorundrostat; the Company’s expectation that aldosterone synthase inhibitors with an SGLT2 inhibitor may provide additive clinical benefits to patients; the Company’s expectation that Advance-HTN and Launch-HTN may serve as pivotal trials in any submission of a new drug application (NDA) to the United States Food and Drug Administration (FDA); the Company’s ability to evaluate lorundrostat as a potential treatment for CKD or uHTN; the planned future clinical development of lorundrostat and the timing thereof; and the expected timing of commencement and enrollment of patients in clinical trials and topline results from clinical trials. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our future performance is dependent entirely on the success of lorundrostat; potential delays in the commencement, enrollment and completion of clinical trials and nonclinical studies; later developments with the FDA may be inconsistent with the feedback from the completed end of Phase 2 meeting, including whether the proposed pivotal program will support registration of lorundrostat which is a review issue with the FDA upon submission of an NDA; our dependence on third parties in connection with manufacturing, research and clinical and nonclinical testing; unexpected adverse side effects or inadequate efficacy of lorundrostat that may limit its development, regulatory approval and/or commercialization; unfavorable results from clinical trials and nonclinical studies; results of prior clinical trials and studies of lorundrostat are not necessarily predictive of future results; our ability to maintain undisrupted business operations due to any pandemic or future public health concerns; regulatory developments in the United States and foreign countries; our reliance on our exclusive license with Mitsubishi Tanabe Pharma to provide us with intellectual property rights to develop and commercialize lorundrostat; and other risks described in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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